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                                                                    EXHIBIT 10.2

                     SEVERANCE AGREEMENT AND GENERAL RELEASE


       This Severance Agreement and General Release (the "Agreement") is hereby entered into by and between Sanjay Sabnani, an individual (the "Employee"), and Venture Catalyst Incorporated, a Utah corporation (the "Company").

                                    RECITALS

       WHEREAS, the Employee has been employed by the Company since July 16, 1999; and

       WHEREAS, the Employee and the Company have determined that it is in their mutual best interests that the Employee resign from his position with the Company and any other subsidiary or related entity of the Company.

                                    AGREEMENT

       NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

1. Unconditional Resignation. The Employee hereby voluntarily, unconditionally and irrevocably resigns as an officer and director of the Company and any other subsidiary or related entity of the Company as of September 29, 2000 (the "Officer/Director Resignation Date"). The Company hereby accepts such resignation and the Employee is relieved of all duties as an officer and director of the Company effective as of the Officer/Director Resignation Date. Concurrently with the execution of this Agreement, the Employee shall execute a separate letter of resignation in a form acceptable to the Company. For the period from September 29, 2000 through November 30, 2000, Employee shall continue to serve as an employee of the Company as set forth in Exhibit A and attached hereto.

2. Compensation, Expenses, Vacation Pay and Other Benefits. In consideration of the mutual agreements contained herein, the Company agrees to pay Employee as follows: (a) On the Officer/Director Resignation Date, $10,576.93, which represents unused vacation pay and compensation earned or to be earned through November 30, 2000 by the Employee; (b) On or as soon as practical after the Officer/Director Resignation Date, Employer shall pay the remaining in lease payments due on Employee's automobile (a 2000 Jaguar XJ8L), as well as $3,260.20 for mileage reimbursement on Employee's automobile for amounts that exceed the mileage allowed under the terms of the automobile lease; (c) On the Officer/Director Resignation Date, initial separation payment in the amount of $10,576.93; and (d) The Company shall pay Employee's compensation through the last day of his employment with the Company as set forth in Exhibit A. The Employee acknowledges and agrees that the payment of the foregoing constitutes full payment of any and all monies (including, but not limited to, any bonus amounts) that he earned, that is owed to him, or shall be owed to him through the final date of his employment with the Company. Following the Officer/Director Resignation Date, Employee shall not be entitled to any automobile benefits.
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3. Company Property. On or before November 30, 2000, the Employee shall return to the Company all material property of the Company in the Employee's possession, said property including but not limited to a pager (which has been returned).

4. COBRA Benefits. The Employee (or any of his eligible dependents) may elect to continue to participate in any of the Company's group health insurance plans pursuant to COBRA, 29 U.S.C. Section 1161, et seq. Nothing in This Agreement is intended to alter the terms of COBRA in any way and those terms shall remain applicable in all respects.

5. Continuation of Benefits After the Final Date of Employment. Except as expressly provided in this Agreement or in the plan documents governing the Company's employee benefit plans as of the final date of his employment with the Company, the Employee will no longer be eligible for, receive, accrue, or participate in any other benefits or benefit plans provided by the Company, including, without limitation, medical, dental and life insurance benefits and the Company's 401(k) retirement plan; provided, however, that health care coverage for the Employee and the Employee's dependents may be continued under COBRA for as long as the Employee is eligible for such coverage and so long as the Employee pays the required premiums.

6. Severance Benefits After the Officer/Director Resignation Date. Notwithstanding his voluntary resignation, the Company shall provide, as severance benefits, the following benefits to the Employee after (i) the Employee's spouse executes the Spousal Consent in the form presented to the Employee by the Company, (ii) Employee ceases to be employed by the Company,
(iii) return of the property referenced in Paragraph 3 of this Agreement, and
(iv) Employee and Employee's spouse executes any confirmations reasonably requested by the Company relating to this Agreement (the "Settlement Date").

       (a) Separation Payment. Company will pay Employee the additional separation payment set forth in Exhibit A hereto.

       (b) Final Severance Payment. Other than the compensation that Employee shall earn as an employee of the Company and the other good and valuable consideration agreed to herein, Employee should not be entitled to any other severance payments from the Company after the Settlement Date.

7. Employee's Stock Options. Employee shall have ninety (90) days from the last day of employment to exercise any and all of the stock options that he holds in the Company which have vested as of September 29, 2000; all stock options which have not vested as of September 29, 2000, shall be cancelled.

8. Transfer of Assets. The Company shall transfer to the Employee, after the Employee's spouse executes the Spousal Consent in the form presented to the Employee by the Company and appropriate assignment documents, the assets and liabilities listed on Exhibit B hereto.

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9. General Release by the Employee. Except as to the obligations and rights of the Parties, as are created by this Agreement, Employee, for himself and his heirs, executors, administrators, assigns, affiliates, successors and agents (collectively, the "Employee's Affiliates") hereby fully and without limitation releases, forever discharges, and covenants not to sue the Company, its Related Entities and its and their agents, representatives, shareholders, owners, officers, directors, employees, consultants, attorneys, auditors, accountants, investigators, affiliates, successors and assigns (collectively referred to herein as the "VCAT Releasees"), both individually and collectively, from any and all rights, claims, demands, liabilities, actions, causes of action, damages, losses, costs, expenses and compensation, of whatever nature whatsoever, known or unknown, fixed or contingent ("Claims"), which the Employee or any of the Employee's Affiliates has or may have or may claim to have against the Releasees by reason of any matter, cause, or thing whatsoever, from the beginning of time to the date of this Agreement, as extended through the Settlement Date, including, without limiting the generality of the foregoing, any Claims arising out of, based upon, or relating to the recruitment, hire, employment, relocation, remuneration, investigation, or termination of the Employee by any of the Releasees, any agreement or compensation arrangement between the Employee and any of the Releasees, or any act or occurrence in connection with any actual, existing, proposed, prospective or claimed ownership interest of any nature of the Employee or the Employee's affiliates in equity capital or rights in equity capital or other securities of any of the Releasees to the maximum extent permitted by law.

       The Employee specifically and expressly releases any Claims arising out of or based on the California Fair Employment and Housing Act, as amended; Title VII of the Civil Rights Act of 1964, as amended; the Americans With Disabilities Act; the National Labor Relations Act, as amended; the Equal Pay Act; ERISA; any provision of the California Labor Code; California common law of fraud, misrepresentation, negligence, defamation, infliction of emotional distress, any breach of contract or covenant claim, any tort claim, any violation of public policy or wrongful termination; state or Federal wage and hour laws; or any other state or Federal law, rule, or regulation dealing with the employment relationship.

       The Employee is aware of California Civil Code Section 1542, which provides as follows:

              A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

With full awareness and understanding of the above provision, the Employee hereby waives any rights he may have under California Civil Code Section 1542.

10. Breach of Release. The Employee agrees that if he hereafter commences, joins in, or in any manner seeks relief through any suit arising out of, based upon, or relating to any of the

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Claims released by the Employee hereunder, or in any manner asserts against any of the Releasees any of the Claims released by the Employee hereunder, the Employee shall pay to such Releasee(s), as the case may be, in addition to any other damages caused to such Releasee, as the case may be, all attorneys' fees incurred in defending or otherwise responding to said suit or claim.

11. Confidentiality of Agreement. The Parties acknowledge that this Agreement and certain related agreements may have to be disclosed in the Company's reports filed with the U.S. Securities and Exchange Commission. Except as may be required by law, neither the Employee, the Company, their attorneys, nor any other person or persons acting by, through, under or in concert with them, shall disclose any of the terms of or facts relating to this Agreement (other than to state that the Company has filed this Agreement and/or agreements related thereto as public documents) or the negotiation thereof to any individual or entity, except for disclosures made among the Employee, his attorney, spouse, children or tax advisors. The Employee, the Company and their affiliates, as defined herein, further agree that under no circumstances will they induce, encourage, solicit or assist any other person or entity to file or pursue any proceeding of any kind against the Releasees.

12. Non-solicitation. Excluding those persons that are identified in Exhibit C, the Employee, for a period of one year from the date of this Agreement, will not solicit, hire or enter into a contract with an employee or former employee of the Company with whom the Employee came into contact in connection with his employment with the Company without first obtaining the Company's written consent. Employee acknowledges that the breach of this provision shall result in harm to the Company and that the damages for such breach are difficult to assess. Therefore, should Employee breach this provision, Employee shall pay Company, as liquidated damages, the sum equal to one year's salary of the Company employee solicited.

13. Proprietary Information. The Employee acknowledges that certain information, observations, and data obtained by him during the course of or related to his employment with the Company and its Related Entities (including, without limitation, certain financial information, shareholder information, product design information, business plans, marketing plans or proposals, personnel information, customer lists and other customer information) are the sole property of the Company and its Related Entities and constitute trade secrets of the Company and its Related Entities. The Employee agrees to promptly return all files, customer lists, financial information and other property of the Company and its Related Entities that are in the Employee's possession or control without making copies thereof. The Employee further agrees that he will not disclose to any person or use any such information, observations or data without the written consent of the Company's Board of Directors. If the Employee is served with a deposition subpoena or other legal process calling for the disclosure of such information, or if he is contacted by any third person requesting such information, he will immediately notify the Company's Chief Financial Officer and will fully cooperate with the Company in minimizing the disclosure thereof.

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14. Cooperation Clause. The Employee agrees to cooperate with the Company, its
Related Entities and their counsel (i) in any investigations (including internal investigations) and audits of the Company's or any of its Related Entities' management's current and past conduct and business and accounting practices and
(ii) in the Company's defense of, or other participation in, any administrative, judicial, or other proceeding arising from any charge, complaint or other action which has been or may be filed relating to the period during which the Employee was engaged in employment with the Company and/or its Related Entities. Except as required by law or authorized in advance by the Company's Board of Directors, the Employee will not communicate, directly or indirectly, with any third party concerning the management or governance of the Company and/or its Related Entities, the operations of the Company and/or its Related Entities, the legal positions taken by the Company and/or its Related Entities, or the financial status of the Company and/or its Related Entities. The Employee shall direct inquiries from third parties on these issues to the Company. The Employee acknowledges that any violation of this Section 15 will result in irreparable harm to the Company and its Related Entities and will give rise to an immediate action by the Company and/or its Related Entities for injunctive relief.

15. Non-disparagement.

       (a) The Employee agrees not to disparage or otherwise publish or communicate derogatory statements or opinions about the Company, its Related Entities, and/or its/their respective management, products and services to any third party for a period of one (1) year after the Resignation Date, provided that the provisions of this Section: (a) shall not apply to testimony as a witness, compliance with other legal obligations, the assertion of or defense against any claim of breach of this Agreement (including the Exhibits attached hereto), or statements or disclosures to officers or directors of the Company or its Affiliates; and (b) shall not require the Employee to make false statements or disclosures.

       (b) The Employer agrees not to disparage or otherwise publish or communicate derogatory statements or opinions about the Employee, Typhoon Capital, its/their Related Entities, and/or its/their respective management, products and services to any third party for a period of one (1) year after the Resignation Date, provided that the provisions of this Section: (a) shall not apply to testimony as a witness, compliance with other legal obligations, the assertion of or defense against any claim of breach of this Agreement (including the Exhibits attached hereto), or statements or disclosures to the Employee; and (b) shall not require the Employer to make false statements or disclosures.

       (c) The Employee will not seek or accept employment by the Company or its Related Entities at any time and if he does so, his application need not be considered.

16. Press Release. The resignation of Employee's employment from the Company and his cessation of duties as an officer and director of the Company shall be announced substantially in

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the form of Exhibit D, attached to this Agreement. Employee and the Company shall cooperate with each other in any statements regarding the end of the Employee's employment relationship with the Company and the cessation of his duties as an officer and director of the Company so as not to materially depart from the statement described in this paragraph and in Exhibit D; provided, however, that in addition to the information in statement, both the Employee and the Company or any of their Affiliates may refer generally to differences between the Employee's and the Company's decisions of which business opportunities to pursue.

17. Indemnification of the Employee. If Employee incurs liability by reason of actions lawfully taken by the Employee on behalf of the Company while he was employed with the Company and within the authorized scope and duty of his employment, or by reason of any authorized actions taken by the Employee at the request of the Company in the defense or prosecution of any claims by the Company, Employee shall be indemnified by the Company to the same extent and in the same manner as other former directors or officers of the Company. Employee shall be entitled to coverage under the directors and officers liability insurance coverage maintained by the Company or its Affiliates (as in effect from time to time) to the same extent as other former officers and directors of the Company.

18. Remedies for Breach. Notwithstanding anything to the contrary herein, if the Employee breaches his obligations under this Agreement, in addition to whatever other rights the Company and/or its Related Entities may have, the Employee shall forfeit his right to receive any further payments or benefits under this Agreement.

19. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California without giving effect to principles of conflict of laws. The Company and the Employee each hereby agrees that all actions or proceedings arising directly or indirectly hereunder, whether instituted by the Employee or the Company, shall be litigated in courts having situs within the State of California, County of San Diego and the Employee and the Company each hereby expressly consents to the jurisdiction of any local, state or Federal court located within said state and county, and consent that any service of process in such action or proceeding may be made by personal service upon the Employee or the Company wherever the Employee or the Company may be located, respectively, or by certified or registered mail directed to the Employee or the Company at his/its last known address. The Employee and the Company each hereby waives trial by jury, any objection based on forum non conveniens and any objection to venue of any action instituted hereunder.

20. Attorneys' Fees. Except as provided herein, in any action, litigation or proceeding between the parties arising out of or in relation to this Agreement, each party shall bear its own costs and expenses, including reasonable attorneys' fees.

21. Non-Admission of Liability. The Employee and the Company each understands and agrees that neither the payment of any sum of money nor the execution of this Agreement by the parties will constitute or be construed as an admission of any liability whatsoever by any party.

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22. Withholding Taxes; Tax Reporting. The Company may, if required in its reasonable judgment, withhold from any amounts payable under this Agreement all such Federal, state, city and other taxes, and may file with appropriate governmental authorities all such information returns or other reports with respect to the tax consequences attendant to any amounts payable under this Agreement, as may, in its reasonable judgment, be required by law.

23. Severability. If any one or more of the provisions contained herein (or parts thereof), or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity and enforceability of any such provision in every other respect and of the remaining provisions hereof will not be in any way impaired or affected, it being intended that all of the rights and privileges shall be enforceable to the fullest extent permitted by law.

24. Entire Agreement. This Agreement represents the sole and entire agreement among the parties and, except as expressly stated herein, supersedes all prior agreements, negotiations and discussions between the Employee and the Company with respect to the subject matters contained herein.

25. Waiver. No waiver by one party hereto at any time of any breach of, or compliance with, any condition or provision of this Agreement to be performed by the other party hereto may be deemed a waiver of similar or dissimilar provisions or conditions at the same time or at any prior or subsequent time.

26. Amendment. This Agreement may be modified or amended only if such modification or amendment is agreed to in writing and signed by duly authorized representatives of the parties hereto, which writing expressly states the intent of the parties to modify this Agreement.

27. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original as against any party that has signed it, but all of which together will constitute one and the same instrument.

28. Assignment. This Agreement inures to the benefit of and is binding upon the Company and its successors and assigns, but the Employee's rights under this Agreement are not assignable.

29. Notice. All notices, requests, demands, claims and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) if personally delivered; (b) if sent by telecopy or facsimile; or (c) if mailed by overnight or by first class, certified or registered mail, postage prepaid, return receipt requested, and properly addressed as follows:

                If to the Employee, to:

                         Sanjay Sabnani
                         3420 Ocean Park Blvd. Suite 3020



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                         Santa Monica, CA 90405
                         (310) 399-3431

                If to the Company, to:
                         Venture Catalyst Incorporated
                         16868 Via Del Campo Court, Suite 200
                         San Diego, California 92127
                         Attn:   General Counsel
                         Fax:  (858) 385-1001

Such addresses may be changed, from time to time, by means of a notice given in the manner provided above. Notice will conclusively be deemed to have been given when personally delivered (including, but not limited to, by messenger or courier); or if given by mail, on the date of delivery, if given by Federal Express or other similar overnight service or on the third day after being sent by first class, certified or registered mail; or if given by telecopy or facsimile machine, when confirmation of transmission is indicated by the sender's machine. Notices, requests, demands and other communications delivered to legal counsel of any party hereto, whether or not such counsel shall consist of in-house or outside counsel, shall not constitute duly given notice to any party hereto.

30. Miscellaneous Provisions.

(a) The parties represent that they have read this Agreement and fully understand all of its terms; that they have conferred with their attorneys; that they have executed this Agreement without coercion or duress of any kind; and that they understand any rights that they have or may have and sign this Agreement with full knowledge of any such rights.

(b) The language in all parts of this Agreement must be in all cases construed simply according to its fair meaning and not strictly for or against any party. Whenever the context requires, all words used in the singular must be construed to have been used in the plural, and vice versa, and each gender must include any other gender. The captions of the Sections of this Agreement are for convenience only and must not affect the construction or interpretation of any of the provisions herein.

(c) Each provision of this Agreement to be performed by a party hereto is both a covenant and condition, and is a material consideration for the other party's performance hereunder, and any breach thereof by the party will be a material default hereunder. All rights, remedies, undertakings, obligations, options, covenants, conditions and agreements contained in this Agreement are cumulative and no one of them is exclusive of any other. Time is of the essence in the performance of this Agreement.

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(d) Each party acknowledges that no representation, statement or promise made by the other party, or by the agent or attorney of such other party, has been relied on by him or it in entering into this Agreement.

(e) Each party understands that the facts with respect to which this Agreement is entered into may be materially different from those the parties now believe to be true. Each party accepts and assumes this risk and agrees that this Agreement and the release in it shall remain in full force and effect, and legally binding, notwithstanding the discovery or existence of any additional or different facts, or of any claims with respect to those facts.

(f) Each Party accepts the terms and conditions of this Agreement and agrees that they are fair and reasonable.

(g) Unless expressly set forth otherwise, all references herein to a "day" are deemed to be a reference to a calendar day. All references to "business day" mean any day of the year other than a Saturday, Sunday or a public or bank holiday in San Diego, California. Unless expressly stated otherwise, cross-references herein refer to provisions within this Agreement and are not references to the overall transaction or to any other document.


(h) Each party to this Agreement will cooperate fully in the execution of any and all other documents and in the completion of any additional actions that may be necessary or appropriate to give full force and effect to the terms and intent of this Agreement.

       THE EMPLOYEE AND THE COMPANY EACH ACKNOWLEDGES THAT HE/IT HAS READ THIS AGREEMENT, UNDERSTANDS IT AND IS VOLUNTARILY ENTERING INTO IT. THE EMPLOYEE ACKNOWLEDGES AND UNDERSTANDS THAT THIS AGREEMENT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.


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       IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the dates indicated below.


                                             VENTURE CATALYST INCORPORATED,
                                             a Utah corporation


Dated: September 29, 2000                   By:  /s/ Glenn D. Smith
                                                 -----------------------------
                                                 Glenn D. Smith
                                                 Executive Vice President


                                            EMPLOYEE


Dated: September 29, 2000                   By:  /s/ Sanjay Sabnani
                                                 -----------------------------
                                                 Sanjay Sabnani


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                                 SPOUSAL CONSENT

       I, Manisha Sabnani, have read the Severance Agreement and General Release (the "Agreement") entered into by and between Venture Catalyst Incorporated and Sanjay Sabnani, understand the contents of the Agreement, and do hereby consent to the Agreement. I have been advised to consult with counsel of my choosing in connection with this Spousal Consent and have been given ample opportunity to do so. If I have not consulted with counsel in connection with this Spousal Consent, I have knowingly and willingly elected not to do so.

                                       Spouse

Dated:  September 29, 2000                      /s/ Manisha Sabnani
        ------------------                     -------------------------------
                                               Manisha Sabnani



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